Exhibit 99.1

Longeveron® Announces Full-Year 2024 Financial Results and Provides Business Update

●	Pivotal Phase 2b clinical trial (ELPIS II) evaluating Lomecel-BTM (laromestrocel) in Hypoplastic Left Heart Syndrome (HLHS), a rare pediatric disease and orphan-designated indication, has achieved more than 90% enrollment and is expected to complete enrollment in the second quarter of 2025

●	Lomecel-BTM Biological License Application (BLA) submission for full traditional approval anticipated in 2026, if ELPIS II is successful

●	FDA meeting anticipated late in first quarter of 2025 to discuss possible development paths for Lomecel-BTM in mild Alzheimer’s disease

●	WHO International Nonproprietary Names (INN) Expert Committee approved “laromestrocel” for the non-proprietary name of Lomecel-B™

●	Total Revenue for 2024 increased 237% year-over-year to $2.4 million, primarily due to the successful initiation of contract manufacturing services and increased participant demand for the Bahamas Registry Trial

●	Company to host conference call and webcast today at 4:30 p.m. ET

MIAMI, February 28, 2025 -- Longeveron Inc. (NASDAQ: LGVN), a clinical stage regenerative medicine biotechnology company developing cellular therapies for life-threatening and chronic aging-related conditions, today reported financial results for the full-year ended December 31, 2024 and provided a business update.

“Throughout 2024, we continued to advance the development of our investigational cellular therapy candidate, Lomecel-BTM, as a potential treatment for both Hypoplastic Left Heart Syndrome, or HLHS, and mild Alzheimer’s disease,” said Wa’el Hashad, Chief Executive Officer of Longeveron. “We are now approaching multiple potentially transformational milestones over the next 12 months, including, completion of enrollment in our pivotal Phase 2b clinical trial in HLHS, which may establish the timeline for a potential Biological License Application, or BLA, submission for full traditional approval for HLHS, and our upcoming meeting with the FDA to determine the development pathway for the Alzheimer’s disease program. Our team’s expertise in clinical development and manufacturing, combined with several positive initial results across five clinical trials in three indications, continues to position Longeveron as a leader in stem cell therapy research and, potentially, commercialization of cellular therapeutics.”

Development Programs

Longeveron’s investigational therapeutic candidate is Lomecel-BTM, a proprietary, scalable, allogeneic cellular therapy being evaluated in multiple indications.

In February 2025, the International Nonproprietary Names (INN) Expert Committee of the World Health Organization (WHO) approved “laromestrocel” for the non-proprietary name of Lomecel-B™.

Hypoplastic Left Heart Syndrome (HLHS) – a rare pediatric congenital heart birth defect in which the left ventricle (one of the pumping chambers of the heart) is severely underdeveloped.

●	Phase 2b controlled clinical trial (ELPIS II) evaluating Lomecel-BTM as a potential adjunct therapy for HLHS is currently enrolling 38 pediatric patients at twelve premiere infant and children’s treatment institutions across the country. ELPIS II has achieved more than 90% enrollment and is currently anticipated to complete enrollment in the second quarter of 2025.

●	In 2024, the U.S. Food and Drug Administration (FDA) indicated that ELPIS II is a pivotal trial and, if it demonstrates sufficient evidence of efficacy, it would be acceptable for a Biologics License Application (BLA) submission for full traditional approval.

●	ELPIS II is being conducted in collaboration with the National Heart, Lung, and Blood Institute (NHLBI) through grants from the National Institutes of Health (NIH).

●	In the open-label Phase 1 ELPIS I study, 10 children treated with Lomecel-B™ achieved 100% transplant-free survival up to five years post-Glenn surgery. This represents a significant improvement compared to historical control data, which show an 80% transplant-free survival rate at five years. These findings underscore the potential of Lomecel-B™ to enhance long-term outcomes and quality of life for children with single ventricle congenital heart disease.

●	The FDA has granted Lomecel-BTM Orphan Drug designation, Fast Track designation, and Rare Pediatric Disease designation for the treatment of HLHS.

Alzheimer’s disease (AD) – a neurodegenerative disorder that leads to progressive memory loss and death and currently has very limited therapeutic options.

●	The Company anticipates meeting with the FDA late in the first quarter of 2025 to discuss possible development paths in mild Alzheimer’s disease.

●	The FDA has granted Lomecel-B™ both Regenerative Medicine Advanced Therapy (RMAT) designation and Fast Track designation for the treatment of mild Alzheimer’s disease.

2024 Summary Financial Results

●	Revenues: Revenues for the year ended December 31, 2024 and 2023 were $2.4 million and $0.7 million, respectively. This represents an increase of $1.7 million, or 237%, in 2024 compared to 2023, primarily driven by higher participant demand for our investigational Frailty and Cognitive Impairment registry trial in the Bahamas (the “Bahamas Registry Trial”) and the addition of a third-party manufacturing services contract. Clinical trial revenue, which is derived from the Bahamas Registry Trial, for the year ended December 31, 2024 and 2023 was $1.4 million and $0.7 million, respectively. This increase of $0.7 million, or 110%, for the year ended December 31, 2024 was a result of increased participant demand. Contract manufacturing revenue for the year ended December 31, 2024 was $1.0 million, consisting of $0.5 million from manufacturing lease services and $0.5 million from manufacturing services contract.

●	Cost of Revenues and Gross Profit: Cost of revenues for the year ended December 31, 2024 and 2023 was $0.5 million and $0.5 million, respectively. This resulted in a gross profit of approximately $1.9 million for the year ended December 31, 2024, an increase of $1.7 million, or 752%, compared to a gross profit of $0.2 million in 2023.

●	General and Administrative Expenses: General and administrative expenses for the year ended December 31, 2024 decreased to approximately $10.3 million, compared to $12.2 million for the same period in 2023. This decrease of approximately $1.9 million, or 16%, was primarily due to lower personnel expenses as a result of reduced severance in 2024 and lower legal and other administrative expenses.

●	Research and Development Expenses: Research and development expenses for the year ended December 31, 2024 decreased to approximately $8.1 million from approximately $9.1 million for the same period in 2023. This decrease of $1.0 million, or 10%, was primarily driven by a reduction of $2.3 million in expenses related to the completed CLEAR MIND Alzheimer’s disease clinical trial, reduced costs for the Aging-related Frailty clinical trial following our decision to discontinue trial activities in Japan, and a $0.9 million decrease in supply costs. These reductions were partially offset by $1.7 million in higher compensation and benefit costs and a $0.3 million increase in equity-based compensation expenses allocated to research and development.

●	Other Income (Expense), net: Other income (expense) for the years ended December 31, 2024 and 2023 was an income of $0.6 million and an expense of $0.4 million, respectively. Net other income for 2024 was driven by higher interest income, compared to net other expense for 2023 driven by realized losses on sales of marketable securities of $0.3 million, write-offs of intangible assets of $0.3 million and reduced benefit of tax credits of $0.3 million.

●	Net Loss: Net loss decreased to approximately $16.0 million for the year ended December 31, 2024, from a net loss of $21.4 million for the same period in 2023. The decrease in the net loss of $5.4 million, or 25%, was for reasons outlined above.

●	Cash and cash equivalents as of December 31, 2024 were $19.2 million. The Company currently believes its existing cash and cash equivalents will enable it to fund its operating expenses and capital expenditure requirements into the fourth quarter of 2025 based on its current operating budget and cash flow forecast. However, as a result of its successful Type C meeting with the FDA in August 2024 with respect to the HLHS regulatory pathway, the Company has started to ramp up BLA enabling activities as it currently anticipates a potential filing with the FDA in 2026, if the current ELPIS II trial is successful. The Company’s operating expenses and capital expenditure requirements are expected to accelerate in calendar year 2025 as a result of these activities, including CMC (Chemistry, Manufacturing, and Controls) and manufacturing readiness, and there will be a need to increase its current proposed spend and further increase its capital investments. The Company intends to seek additional financing and non-dilutive funding options to support these activities, and current cash projections may be impacted by these ramped up activities and any financing transactions entered into.

Conference Call and Webcast Details:

Conference Call Number:	1.877.407.0789
Conference ID:	13751432

Call meTM Feature:	Click Here
Webcast:	Click Here

An archived replay of the webcast will be available on the “Events & Presentations” section of the Company’s website following the conference.

About Longeveron Inc.

Longeveron is a clinical stage biotechnology company developing regenerative medicines to address unmet medical needs. The Company’s lead investigational product is Lomecel-B™, an allogeneic medicinal signaling cell (MSC) therapy product isolated from the bone marrow of young, healthy adult donors. Lomecel-B™ has multiple potential mechanisms of action encompassing pro-vascular, pro-regenerative, anti-inflammatory, and tissue repair and healing effects with broad potential applications across a spectrum of disease areas. Longeveron is currently pursuing three pipeline indications: hypoplastic left heart syndrome (HLHS), Alzheimer’s disease, and Aging-related Frailty. Lomecel-BTM development programs have received five distinct and important FDA designations: for the HLHS program - Orphan Drug designation, Fast Track designation, and Rare Pediatric Disease designation; and, for the AD program - Regenerative Medicine Advanced Therapy (RMAT) designation and Fast Track designation. For more information, visit www.longeveron.com or follow Longeveron on LinkedIn, X, and Instagram.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect management’s current expectations, assumptions, and estimates of future operations, performance and economic conditions, and involve known and unknown risks, uncertainties, and other important factors that could cause actual results, performance, or achievements to differ materially from those anticipated, expressed, or implied by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expects,” “intend,” “looks to,” “may,” “on condition,” “plan,” “potential,” “predict,” “preliminary,” “project,” “see,” “should,” “target,” “will,” “would,” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects and include, but are not limited to, statements about the various below-listed factors. Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements in this release include, but are not limited to, our cash position and need to raise additional capital, the difficulties we may face in obtaining access to capital, and the dilutive impact it may have on our investors; our financial performance, and ability to continue as a going concern; the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements; the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results; the timing and focus of our ongoing and future preclinical studies and clinical trials, and the reporting of data from those studies and trials; the size of the market opportunity for certain of our product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting; our ability to scale production and commercialize the product candidate for certain indications; the success of competing therapies that are or may become available; the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates; our ability to obtain and maintain regulatory approval of our product candidates in the U.S. and other jurisdictions; our plans relating to the further development of our product candidates, including additional disease states or indications we may pursue; our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available and our ability to avoid infringing the intellectual property rights of others; the need to hire additional personnel and our ability to attract and retain such personnel; and our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the Securities and Exchange Commission, including Longeveron’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 28, 2025, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The Company operates in highly competitive and rapidly changing environment; therefore, new factors may arise, and it is not possible for the Company’s management to predict all such factors that may arise nor assess the impact of such factors or the extent to which any individual factor or combination thereof, may cause results to differ materially from those contained in any forward-looking statements. The forward-looking statements contained in this press release are made as of the date of this press release based on information available as of the date of this press release, are inherently uncertain, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor and Media Contact:

Derek Cole
Investor Relations Advisory Solutions
derek.cole@iradvisory.com

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Longeveron Inc.

Condensed Balance Sheets

(In thousands, except share and per share data)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$19,232	$4,949
Marketable equity securities	-	412
Prepaid expenses and other current assets	308	376
Accounts and grants receivable	84	111
Total current assets	19,624	5,848
Property and equipment, net	2,449	2,529
Intangible assets, net	2,401	2,287
Operating lease asset	882	1,221
Other assets	202	193
Total assets	$25,558	$12,078

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	99	638
Accrued expenses	1,820	2,152
Current portion of operating lease liability	623	593
Deferred revenue	40	506
Total current liabilities	2,582	3,889
Long-term liabilities:
Long-term portion of operating lease liability	824	1,448
Other liabilities	265	-
Total long-term liabilities	1,089	1,448
Total liabilities	3,671	5,337
Commitments and contingencies (Note 9)
Stockholders’ Equity:
Preferred stock, $0.001 par value per share, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2024 and December 31, 2023	-	-
Class A common stock, $0.001 par value per share, 84,295,000 shares authorized, 13,407,441 shares issued and outstanding at December 31, 2024; 1,025,183 issued and outstanding at December 31, 2023	13	1
Class B common stock, $0.001 par value per share, 15,705,000 shares authorized, 1,484,005 shares issued and outstanding at December 31, 2024; 1,485,560 issued and outstanding at December 31, 2023	1	1
Additional paid-in capital	131,480	91,823
Stock subscription receivable	-	(100)
Accumulated deficit	(109,607)	(84,984)
Total stockholders’ equity	21,887	6,741
Total liabilities and stockholders’ equity	$25,558	$12,078

See accompanying notes to unaudited condensed financial statements.

Longeveron Inc.

Condensed Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Year Ended December 31,
	2024	2023
Revenues
Clinical trial revenue	$1,402	$668
Contract manufacturing lease revenue	503	-
Contract manufacturing revenue	487	-
Grant revenue	-	41
Total revenues	2,392	709
Cost of revenues	508	488
Gross profit	1,884	221

Operating expenses
General and administrative	10,269	12,184
Research and development	8,137	9,066
Total operating expenses	18,406	21,250
Loss from operations	(16,522)	(21,029)
Other income and (expense)
Lawsuit expense	-	(30)
Other refundable tax credits	-	23
Other income (expense), net	549	(377)
Total other income (expenses), net	549	(384)
Net loss	$(15,973)	$(21,413)
Deemed dividend - warrant inducement offers	(8,650)	(798)
Net loss attributable to common stockholders	$(24,623)	$(22,211)
Basic and diluted net loss per share	$(2.62)	$(10.22)
Basic and diluted weighted average common shares outstanding	9,411,164	2,173,490

See accompanying notes to unaudited condensed financial statements.